Exhibit 10.1

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to the Asset Purchase Agreement (“Agreement”) is made and entered into on November 30, 2015, and shall be effective as of September 24, 2014, by and between

(1)	AstraZeneca Pharmaceuticals LP, a Delaware limited partnership with offices at 1800 Concord Pike, Wilmington, Delaware 19803 (“Seller”); and

(2)	IGI Laboratories, Inc.(now Teligent, Inc.), a Delaware Corporation, (“Buyer”).

Recitals

WHEREAS, the parties desire to amend, modify and restate certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1	Definitions

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

2	Modifications

Section 2.3.3(c) of the Agreement shall be amended to read as follows:

(c) Notwithstanding anything contained herein to the contrary, Buyer may at any time prior to June 30, 2016 elect to satisfy in full its royalty obligations hereunder by providing Seller written notice of such election and paying to Seller a single payment in an amount equal to $3,000,000 (the “Buy-Out Payment”). Buyer’s payment to Seller of the Buy-Out Payment shall be in lieu of and in full and final satisfaction of any and all Royalty Payments hereunder.

3	Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement. The parties agree that execution of this Amendment by exchanging facsimile or PDF signatures shall have the same legal force and effect as the exchange of original signatures.

4	Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. All Attachments referred to in this Amendment are intended to be and are hereby specifically incorporated into and made a part of the Agreement. The parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Each party is signing this Amendment on the date stated opposite that party's signature.

IGI Laboratories, Inc.(Now Teligent, Inc.)		AstraZeneca Pharmaceuticals LP

By:	/s/ Jenniffer Collins	By:	/s/ Paul Hudson

Name:	Jenniffer Collins	Name:	Paul Hudson

Title:	CFO	Title:	EVP north america

Date:	November 30, 2015	Date:	November 30, 2015

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